Exhibit 99.1

Sight Sciences Reports Second Quarter 2025 Financial Results and

Raises Full Year 2025 Revenue Guidance

MENLO PARK, Calif., August 7, 2025 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (Sight Sciences or the Company), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives,today reported financial results for the second quarter ended June 30, 2025, and raised its revenue guidance while reaffirming its adjusted operating expense guidance, both for full year 2025.

Recent Financial and Business Highlights

•
Generated second quarter 2025 total revenue of $19.6 million, a decrease of 8% compared to the same period in the prior year. This expected decline was primarily due to lower revenue from the Company’s Surgical Glaucoma segment, which decreased 5% compared to the second quarter of 2024. The decrease was primarily due to the recent Medicare local coverage determinations (LCDs) that restricted Medicare coverage in most states for multiple MIGS procedures when performed at the same time as a cataract procedure.
•
Reduced total operating expenses to $28.3 million in the second quarter of 2025, representing a 9% decrease compared to $31.0 million in the same period in the prior year.
•
Surgical Glaucoma ordering accounts increased to an all-time high of 1,174 accounts, up 4% compared to the second quarter of 2024.

Recent Clinical Highlights

•
Announced publication of the 24-month results of the SAHARA randomized controlled trial (RCT), demonstrating the durability of the TearCare® System (TearCare) procedure for the treatment of dry eye disease (DED). Mean signs and symptoms for participants in Stage 3 of the SAHARA trial remained statistically significantly better than study baseline at all time points measured up to 24 months.
•
Announced publication of a cost-utility analysis (CUA) assessing the cost-effectiveness of TearCare compared to cyclosporine 0.05% (CsA) for the treatment of moderate to severe meibomian gland disease (MGD) associated DED. The analysis demonstrated that TearCare not only improved patient outcomes but also resulted in significant cost savings compared to CsA.

Management Commentary

“Our second-quarter results reflect strong execution and growing momentum, with positive trends including sequential growth in both surgical glaucoma ordering accounts and procedural utilization that mark meaningful progress as we strengthen our position as the market leader in implant-free MIGS,” said Paul Badawi, Co-Founder and Chief Executive Officer of Sight Sciences. “Our focus has been on equipping interventional eyecare providers with innovative technologies that enhance patient outcomes. As we enter the second half of 2025, these developments reinforce our confidence in our ability to deliver long-term value and elevate the standard of care for glaucoma and dry eye disease management.”

Second Quarter 2025 Financial Results

Revenue for the second quarter of 2025 was $19.6 million, a decrease of 8% compared to the same period in the prior year. Surgical Glaucoma revenue was $19.2 million, a decrease of 5% compared to the same period in the prior year. This expected decline was due to a decrease in account utilization, which decreased by 11%, primarily due to coverage restrictions on the performance of multiple MIGS procedures in combination with cataract surgery for Medicare patients in most states, partially offset by higher ordering accounts and higher average selling prices. Dry Eye revenue was $0.3 million, a decrease from $1.1 million in the same period in the prior year, primarily due to fewer SmartLids® sales, which was a result of the Company’s focus on achieving reimbursed market access for TearCare procedures.

Gross profit for the second quarter of 2025 was $16.6 million, compared to $18.3 million in the same period in the prior year. Gross margin for the second quarter of 2025 was 85%, down slightly compared to 86% in the same period in the prior year. Surgical Glaucoma gross margin in the second quarter of 2025 was 86%, compared to 88% in the same period in the prior year, primarily due to higher overhead costs per unit, tariff costs and product sales mix, partially offset by higher average selling prices. The Company incurred $0.1 million in Surgical Glaucoma cost of goods sold associated with tariffs in the second quarter of 2025. Dry Eye gross margin in the second quarter of 2025 was 38%, compared to 47% in the same period in the prior year, primarily due to product sales mix and higher overhead costs per unit.

Total operating expenses were $28.3 million in the second quarter of 2025, representing a 9% decrease compared to $31.0 million in the same period in the prior year, primarily due to lower legal expenses. Research and development expenses were $4.4 million, compared to $4.3 million in the same period in the prior year. Selling, general and administrative expenses were $23.9 million, compared to $26.7 million in the same period in the prior year, representing an 11% decrease. Adjusted operating expenses1,2 were $24.4 million, down from $26.6 million in the same period in the prior year, representing an 8% decrease.

Net loss was $11.9 million, or a loss of $0.23 per share, compared to a net loss of $12.3 million, or a loss of $0.25 per share, in the same period in the prior year.

Cash and cash equivalents totaled $101.5 million and total long-term debt was $40.0 million (before unamortized discount and debt issuance costs) as of June 30, 2025, compared to $108.8 million and $40.0 million, respectively, as of March 31, 2025. Cash used in the second quarter of 2025 totaled $7.3 million, compared to $9.1 million in the same period in the prior year.

2025 Financial Guidance

Sight Sciences raises revenue guidance expectations for full year 2025 to $72.0 million to $76.0 million, representing a 5% to 10% decline compared to full year 2024 revenue, versus prior revenue guidance of $70.0 million to $75.0 million.

The Company reiterates adjusted operating expenses1,3 guidance for full year 2025 of $101.0 million to $105.0 million, representing an increase of 0% to 4% compared to adjusted operating expenses for full year 2024.

The Company has exposure to the tariffs imposed by the U.S. on China because most of its products are produced and assembled in China. Based on the current China tariff rate of 30%, revenue expectations by product, and inventory levels, the Company expects its Surgical Glaucoma segment’s unmitigated tariff exposure would increase the segment’s cost of goods sold by between $1.0 million to $1.5 million for full year 2025, down from the prior estimate of $3.5 million to $4.5 million.

The Company's full year 2025 financial guidance is forward-looking in nature, reflecting management’s expectations as of the date of this press release, and is subject to significant risks and uncertainties that limit its ability to accurately forecast results. This outlook assumes no meaningful changes to the Company's business or prospects, or to the risks and uncertainties identified by management that could impact future results, which include, but are not limited to: incremental or unanticipated changes in tariff policies or rates impacting our products or the medical device industry; changes to reimbursement coverage, payment decisions or reimbursement rates for our products; changes to product pricing or market share resulting from the evolving competitive landscape; unforeseen changes in regulatory requirements; and disruptions to or increased costs associated with our supply chain, including as a result of having a limited number of suppliers.

1 “Adjusted operating expenses” is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (GAAP), and therefore such a measure, is a “non-GAAP financial measure”, and is calculated as operating expenses less stock-based compensation, depreciation and amortization, restructuring costs, and other one-time or non-recurring costs. Please see the “Non-GAAP Financial Measures” section below for additional information.

2 A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures has been provided in the table titled "Non-GAAP to GAAP Reconciliation" attached to this press release.

3 Consistent with Securities and Exchange Commission (SEC) regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Non-GAAP Financial Measures

Certain non-GAAP financial measures, including adjusted operating expenses, are presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes these non-GAAP financial measures are important performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Conference Call

Sight Sciences' management team will host a conference call today, August 7, 2025, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease.

Visit www.sightsciences.com for more information.

Sight Sciences, the Sight Sciences logo, TearCare, and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

© 2025 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning our progress against our strategic initiatives; the adoption and utilization of our technology; our ability to achieve future growth and transform our business; the expected impacts to the MIGS market associated with the new Medicare LCDs; our ability to deliver long-term value and elevate the standard of care for glaucoma and dry eye disease management; our 2025 revenue and adjusted operating expenses guidance, and the primary factors impacting our ability to achieve our guidance; our ability to achieve reimbursed market access for TearCare procedures; and the impact of tariffs on our business and financial results.

These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the SEC, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$101,500	$120,357
Accounts receivable, net of allowance for credit losses of $356 and $689 at June 30, 2025 and December 31, 2024, respectively	9,614	10,786
Inventory, net	6,214	6,325
Prepaid expenses and other current assets	2,103	2,306
Total current assets	119,431	139,774
Property and equipment, net	1,460	1,580
Operating lease right-of-use assets	694	935
Other noncurrent assets	386	550
Total assets	$121,971	$142,839
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,076	$1,691
Accrued compensation	5,227	9,680
Accrued and other current liabilities	4,633	4,097
Total current liabilities	11,936	15,468

Long-term debt, net	39,821	39,356
Other noncurrent liabilities	202	492
Total liabilities	51,959	55,316
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 52,033,403 and 50,937,999 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	52	51
Additional paid-in-capital	442,352	433,769
Accumulated deficit	(372,392)	(346,297)
Total stockholders’ equity	70,012	87,523
Total liabilities and stockholders’ equity	$121,971	$142,839

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$19,564	$21,370	$37,072	$40,635
Cost of goods sold	2,977	3,025	5,391	5,819
Gross profit	16,587	18,345	31,681	34,816
Operating expenses:
Research and development	4,387	4,316	8,817	8,952
Selling, general and administrative	23,867	26,680	48,390	53,239
Total operating expenses	28,254	30,996	57,207	62,191
Loss from operations	(11,667)	(12,651)	(25,526)	(27,375)
Investment income	1,026	1,526	2,174	3,174
Interest expense	(1,284)	(1,145)	(2,547)	(2,350)
Loss on debt extinguishment	—	—	—	(1,962)
Other income (expense), net	24	(44)	(115)	(50)
Loss before income taxes	(11,901)	(12,314)	(26,014)	(28,563)
Provision for income taxes	40	15	81	32
Net loss and comprehensive loss	$(11,941)	$(12,329)	$(26,095)	$(28,595)
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.25)	$(0.51)	$(0.58)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	51,821,773	49,903,386	51,557,686	49,694,825

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2024	2023
Revenue
Surgical Glaucoma	$19,231	$20,244	$36,345	$38,501
Dry Eye	333	1,126	727	2,134
Total revenue	19,564	21,370	37,072	40,635
Cost of goods sold
Surgical Glaucoma	2,772	2,423	5,070	4,632
Dry Eye	205	602	321	1,187
Total cost of goods sold	2,977	3,025	5,391	5,819
Gross profit
Surgical Glaucoma	16,459	17,821	31,275	33,869
Dry Eye	128	524	406	947
Total gross profit	16,587	18,345	31,681	34,816
Gross margin
Surgical Glaucoma	85.6%	88.0%	86.1%	88.0%
Dry Eye	38.4%	46.5%	55.8%	44.4%
Total gross margin	84.8%	85.8%	85.5%	85.7%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Expenses:
Total Operating Expenses	$28,254	$30,996	$57,207	$62,191
Less: Stock-based Compensation	(3,735)	(4,223)	(7,863)	(8,623)
Less: Depreciation and Amortization	(125)	(186)	(274)	(378)
Adjusted Operating Expenses(4)	24,394	26,587	49,070	53,190

4 Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended June 30,
	2025	2024
Surgical Glaucoma active customers (5)	1,174	1,131
Dry Eye lid treatment units sold (6)	1,142	4,088
Dry Eye active customers (7)	39	277

5 “Surgical Glaucoma active customers” means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended June 30, 2025 and 2024.

6 “Dry Eye lid treatment units sold” means the quantity of TearCare SmartLids® sold during the three months ended June 30, 2025 and 2024.

7 “Dry Eye active customers” means the number of customers who ordered lid treatment units during the three months ended June 30, 2025 and 2024.